Exhibit 99.1

   Digital Recorders, Inc. Slates New Transit Security Product Demonstrations


    DALLAS--(BUSINESS WIRE)--Sept. 21, 2005--Digital Recorders, Inc.
(DRI) (Nasdaq:TBUS)

    --  Demonstrations to Take Place During APTA Expo 2005, Sept.
        26-28, in Dallas

    -- CEO Says Digital Recorders(R) VacTell(TM) Video Actionable Intelligence May be a New Way of Dealing With Transit Vehicle Security Threats

    Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a technology leader in transportation, law enforcement, and security digital communications systems, announced today that it plans to conduct multiple demonstrations of its new transit security-related technology and concept, Digital Recorders(R) VacTell(TM) Video Actionable Intelligence, during the American Public Transportation Association International Public Transportation Expo (APTA Expo 2005), Sept. 26-28, 2005, at the Dallas Convention Center.
    "VacTell(TM) raises the focus on transit security to a new level by making security event information more immediately actionable. The days of only passively recording video information are gone. We must think differently and position ourselves to respond in real time. This is what VacTell(TM) is all about. It is a product, a technology application, and a concept that we believe may make a real difference. VacTell(TM) combines our well established Digital Recorders(R) on - and off-vehicle location and monitoring products with advanced digital video recording and telecommunications technologies to deliver the ability to manage security events on a real-time basis. It acts intelligently to recognize, alert, and effectively manage security events. We are thinking outside the box, and we believe doing so is necessary if we are to make any meaningful progress toward the mitigation of security threats. While we may never be able to eliminate such threats, we can make a difference in discouraging them and, thus, mitigate the potential for damage and loss of life. During APTA Expo 2005, we will conduct several live VacTell(TM) demonstrations," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.

    VACTELL(TM) DEMONSTRATION SCHEDULE

    --  Monday, Sept. 26, 2005: On the hour from 11 a.m. to 5 p.m.

    --  Tuesday, Sept. 27, 2005: On the hour from 9 a.m. to 5 p.m.

    --  Wednesday, Sept. 28, 2005: On the hour from 9 a.m. to 2 p.m.

    OTHER INFORMATION

    DRI's APTA Expo 2005 exhibit booth number is 3515. For more information about this transit industry event, refer to www.apta.com/expo2005.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a technology leader in transportation, law enforcement, and security digital communications systems using proprietary hardware and software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products -- TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Internet-based passenger information systems, and computer-aided dispatch/automatic vehicle locating and monitoring systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing of future product demonstrations; future product and service offerings; the ability to include additional security features to existing products and services; the potential benefits such security features may have for our customers; the potential positive effect such product and service offering may have on future revenues; the expected contribution of sales of new and modified security related products to our profitability as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that the assumptions behind future product and service offerings may not prove accurate; risks that future product and service offerings may not be accepted by our customers; risks that we may be unable to create meaningful security product features in either new or existing products; as well as other risks and uncertainties set forth in our Annual Report on 10-K filed April 1, 2005, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             E-Mail: veronicam@digrec.com
             or
             Investor Relations Contact:
             The Investor Relations Company
             Brien Gately, 800-536-8472
             Fax: 847-296-4460
             E-Mail: bgately@tirc.com